                                                          Exhibit No. EX. 99.e.4

                        OLSTEIN CAPITAL MANAGEMENT, L.P.
                                 ADDENDUM TO THE
                     DEALER AGREEMENT FOR THE OLSTEIN FUNDS

     THIS  ADDENDUM  dated as of the ___ day of  October,  2006,  to the  Dealer
Agreement for The Olstein Funds,  dated as of Month ___, Year (the "Agreement"), is entered by and between Olstein Capital  Management,  L.P. (formerly Olstein &
Associates,   L.P.,  "Olstein"),  as  the  exclusive  underwriter  and  national distributor  of the various  series and classes of shares of The Olstein  Funds, and Dealer.

                                    RECITALS

WHEREAS, the parties have entered into a Dealer Agreement for The Olstein Funds;
and

WHEREAS, the parties desire to modify said Agreement; and

NOW, THEREFORE,  the parties agree that the following schedules to the Agreement shall be added or amended:

                                   Schedule A

                        Olstein Capital Management, L.P.
                                Dealer Agreement

                                The Olstein Funds
                                 Class A Shares

A.   Funds

This Schedule relates to Class A Shares of the Funds(s) listed below.

--------------------------- -------------------------------------- ------------------------------------------------
Fund and Class              Olstein All Cap Value Fund             Olstein Strategic Opportunities Fund
--------------------------- -------------------------------------- ------------------------------------------------
NASDAQ Symbol               OFAFX
--------------------------- -------------------------------------- ------------------------------------------------
CUSIP Number                681383204                              681383303
--------------------------- -------------------------------------- ------------------------------------------------

B.   Dealer Compensation Schedule

     1.   Class A Shares

As compensation for sales of Shares of a Fund by the Dealer, and as compensation for such Dealer's ongoing shareholder servicing and distribution functions,  the
Dealer will receive the following fees:

o    The  front-end  sales  charges and  portion  paid to the Dealer for Class A shares are as follows:

   Amount of Investment             Sales Charge as a        Payment to Dealer as a
                                      Percentage of               Percentage of
                                      Offering Price             Offering Price
   Less than $50,000                      5.50%                       4.95%
   $50,000 to $99,999                     4.50%                       4.05%
   $100,000 to $249,999                   3.50%                       3.15%
   $250,000 to $499,999                   2.50%                       2.25%
   $500,000 to $999,999                   2.00%                       1.80%
   $1,000,000 and over (1)                0.00%                       0.00%

o    For  outstanding  Shares of the Fund held in accounts  for which the Dealer continues to be named as the broker of record,  from one (1) year following the  original  purchase  and until the time such Shares are  redeemed,  the
     Dealer will receive,  payable quarterly,  one hundred percent (100%) of the total annual  12b-1 fees paid by the Fund in relation to such  Shares.  The
     Dealer's  payment will consist of one hundred  percent  (100%) of the 12b-1 fee (currently 0.25% per annum).

         It is understood that this Schedule may be amended at any time.

__________________________
(1)  A contingent  deferred  sales  charge of 1.00%,  based on the lesser of the original  purchase  price  or the  value  of  such  shares  at the  time of redemption,  is  charged  on sales of shares  made  within  one year of the purchase date.  Class A shares  representing  reinvestment of dividends are not subject to this 1.00% charge.

                                   Schedule B

                        Olstein Capital Management, L.P.
                                Dealer Agreement

                                The Olstein Funds
                                 Class C Shares

A.   Funds

This Schedule relates to Class C Shares of the Fund(s) listed below.

---------------------------- -------------------------------------------- ---------------------------------------------
Fund and Class               Olstein All Cap Value Fund                   Olstein Strategic Opportunities Fund
---------------------------- -------------------------------------------- ---------------------------------------------
NASDAQ Symbol                OFALX                                        OFSCX
---------------------------- -------------------------------------------- ---------------------------------------------
CUSIP Number                 681383105                                    681383402
---------------------------- -------------------------------------------- ---------------------------------------------

B.   Dealer Compensation Schedule

     1.   Class C Shares

As compensation for sales of Shares of a Fund by the Dealer, and as compensation for such Dealer's ongoing shareholder servicing and distribution functions,  the
Dealer will receive the following fees:

o    One  percent  (1.00%) of the dollar  amount of Shares sold  (excluding  any
     Shares sold to customers  through  reinvestment of dividends and/or capital gains), to be paid by Olstein, provided that the Shares are not redeemed or repurchased  by the Fund within seven (7) business days after  confirmation of the  original  purchase  order  for such  Shares.  In the event the full purchase  price of the Shares is  transmitted  to the Fund for  investment, this payment shall be made by Olstein.  If the Dealer remits payment to the
     Fund net of this amount,  Olstein will pay to the Fund the amount  required to fulfill  the  investment.  Dealer  agrees that it will be  obligated  to
     Olstein  and the Fund for any amount  retained  if the Shares are  redeemed within seven (7) business days.

o    For  outstanding  Shares of the Fund held in accounts  for which the Dealer continues to be named as the broker of record,  from one (1) year following the  original  purchase  and until the time such Shares are  redeemed,  the
     Dealer will receive,  payable quarterly,  one hundred percent (100%) of the total annual  12b-1 fees paid by the Fund in relation to such  Shares.  The
     Dealer's  payment  will  consist  of  one  hundred  percent  (100%)  of the shareholder  servicing  12b-1  fee  (currently  0.25% per  annum),  and one hundred percent (100%) of the  distribution  12b-1 fee (currently 0.75% per annum).

         It is understood that this Schedule may be amended at any time.

                                   Schedule C

                        Olstein Capital Management, L.P.
                                Dealer Agreement

                                The Olstein Funds
                              Adviser Class Shares

A.   Funds

This Schedule relates to Adviser Class Shares of the Fund(s) listed below.

--------------------------- -----------------------------------------------
Fund and Class              Olstein All Cap Value Fund
--------------------------- -----------------------------------------------
NASDAQ Symbol               OFALX
--------------------------- -----------------------------------------------
CUSIP Number                681383105
--------------------------- -----------------------------------------------

B.   Dealer Compensation Schedule

     1.   Adviser Class Shares

No  compensation  is paid to the Dealer under the Agreement for sales of Adviser
Class Shares.

         It is understood that this Schedule may be amended at any time.

Except to the extent  supplemented  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Addendum to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Olstein Capital Management, L.P.                     Dealer

By: ____________________________            By: ____________________________

Printed Name: ___________________           Printed Name: ___________________

Title: __________________________           Title: __________________________